UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2013

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-33653	31-0854434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company’s board of directors recently approved changes to its corporate governance guidelines in order to further clarify and enhance its corporate governance practices. Specifically, the board revised its corporate governance guidelines to clarify that the independent chairman of the board would lead executive sessions of the board and to specify the requirements for certain corporate actions to be approved by the full board or a committee thereof of the holding company, versus the board or a committee thereof of a subsidiary, and those items that are delegated to management for approval.

The amended and restated Fifth Third Bancorp Corporate Governance Guidelines are attached hereto as Exhibit 99.1. This document will also be available on the Company’s website at www.53.com.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1   –   Fifth Third Bancorp Corporate Governance Guidelines, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

September 20, 2013	/s/ MARY E. TUUK
Mary E. Tuuk
Executive Vice President of Corporate Services and Board Secretary